Peabody COALSALES Company

Contract #LGE02011

Amendment No.1

EXHIBIT 10.71

AMENDMENT NO. 1 TO COAL SUPPLY AGREEMENT

THIS AMENDMENT NO. 1 TO COAL SUPPLY AGREEMENT (“Amendment No. 1”) is entered into effective as of June 1, 2002, by and between LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, 220 West Main Street, Louisville, Kentucky 40202 (Buyer”), and PEABODY COALSALES COMPANY, a Delaware corporation, 701 Market Street, Suite 830, St. Louis, Missouri 63101-1826 (“Seller”).  In consideration of the agreements herein contained, the parties hereto agree as follows.

1.0                               AMENDMENTS

The Agreement heretofore entered into by the parties, dated effective January 1, 2002 and identified by the Contract Number set forth above, (hereinafter referred to as “Agreement”) is hereby amended as follows:

2.0                               QUANTITY

2.1                                 Section 3.1 Base Quantity, is deleted in its entirety and replaced with the following:

YEAR	BASE QUANTITY (TONS)

2002	600,000
2003	750,000
2004	600,000

* Parties shall begin discussions on and after June 1, 2002 to negotiate pricing for an additional 250,000 tons of coal per year to be supplied during calendar year 2003.  If the parties do not agree upon pricing for such additional tons by September 1, 2002, then Buyer shall not be required to purchase such additional tons, and the tonnage to be delivered during calendar year 2003 shall be the Base Quantity as defined above.  The parties shall also meet starting June 1, 2003 to negotiate pricing for an additional 250,000 tons of coal to be supplied during calendar year 2004.  If the parties do not agree upon pricing for such additional tons by September 1, 2003, then Buyer shall not be required to purchase such additional tons and the tonnage to be delivered during calendar year 2004 shall be the Base Quantity as defined above.

3.0          PRICE

3.1           Section 8.1 Base Price is deleted and replaced with the following:

 “The base price (“Base Price”) of the coal to be sold hereunder will be firm and will be determined by the criteria set forth in Section 5 in accordance with the following schedule:

Year	Base Price (F.O.B. Barge)

2002	$1.1224 per MMBtu	$25.59 per ton
2003	$1.1224 per MMBtu	$25.59 per ton *
2003	$1.1351 per MMBtu	$25.88 per ton **
2004	$1.1680 per MMBtu	$26.63 per ton

* The Base Price for the first 150,000 tons delivered in 2003

** The Base Price for the remainder of the tons delivered in 2003

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 on the day and year below written, but effective as of the day and year first set forth above.

LOUISVILLE GAS AND ELECTRIC COMPANY		PEABODY COALSALES COMPANY

BY:		BY:
SVP - Energy Services
TITLE:

DATE:		DATE:

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